EXHIBIT 99.2
Second Quarter 2005 Results July 27, 2005

2 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties and reflect management's current views with respect to future events and are subject to risks and uncertainties. Factors and uncertainties that could cause our actual results to differ significantly from the results discussed in the forward-looking statements include, but are not limited to: general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by us; the availability and price of raw materials used by us; fluctuations in the cost of purchased energy; assumptions related to pension and post-retirement costs; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; the accuracy of certain judgments and estimates concerning our integration of acquired operations; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control. Our actual results, performance, or achievement could differ materially from those expressed in, or implied by, these forward- looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. We expressly disclaim any obligation to publicly revise any forward-looking statements contained in this release to reflect the occurrence of events after the date of this presentation.

Second Quarter Results Income $ 69 $ 55 $ 45 EPS $ 0.60 $ 0.49 $ 0.39 2nd Qtr 2nd Qtr 1st Qtr 2005 2004 2005 Per share results for all periods reflect the effect of the two-for-one common stock split on April 1, 2005 TIN 2nd qtr. 2005 special items - total $0.00 per share - Converting facility closure charge- $1 million, ($0.01) per share - Income from discontinued operations - $1 million, $0.01 per share - Sale of Pembroke, Ontario MDF facility - after-tax special charge - $16 million, ($0.14) per share - one-time tax benefit - $16 million, $0.14 per share 3

Second Quarter Results Excluding Special Items Net income per dil. share $ 0.60 $ 0.49 $ 0.39 Special items 0.00 0.03 0.13 Net income per dil. share $ 0.60 $ 0.52 $ 0.52 excluding special items 2nd Qtr 1st Qtr 2005 2004 2005 4 Repurchased 9.2 million shares in second quarter 2005, completing 12 million share repurchase program 2nd qtr. 2005 diluted average shares outstanding 115 million, including issuance of 10 million shares of common stock related to settlement of equity purchase contracts (Upper DECS) Debt was reduced $81 million in the quarter

Second Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 58 $ 24 $ 50 Forest Products $ 58 $ 65 $ 54 Financial Services $ 51 $ 59 $ 47 $167 $148 $151 2nd Qtr 2nd Qtr 1st Qtr 2005 2004 2005 5

Corrugated Packaging Outage - Previously announced mill outages at Orange & Ontario - $10 million negative impact in 2nd qtr. 2005 2nd Qtr 2nd Qtr 1st Qtr 2005 2004 2005 $ 58 $ 24 $ 50 Operating income (millions) 6

Corrugated Packaging (Cont'd) Price - 2nd qtr. 2005 avg. box price up $51/ton vs. 2nd qtr. 2004 avg. price - 2nd qtr. 2005 avg. box price down $8/ton vs. 1st qtr. 2005 avg. price - Current box prices are approximately $20/ton below 2nd qtr. 2005 avg. price 7

Corrugated Packaging (Cont'd) Box Volume - On a volume per workday basis, TIN shipments flat in 2nd qtr. 2005 with 4 less box plants compared with 2nd qtr. 2004 and up 1.7% compared with 1st qtr. 2005 levels - Industry shipments down 3.6% on a volume per workday basis in 2nd qtr. 2005 compared with 2nd qtr. 2004 and down 0.3% compared with 1st qtr. 2005 - TIN box shipments have outpaced the industry for 8 consecutive quarters, despite the closure of 8 box plants since 3rd qtr. 2003 8

Corrugated Packaging (Cont'd) Transportation Transportation costs up $9 million vs. 2nd qtr. 2004 and up $2 million vs. 1st qtr. 2005 Wood Wood costs up $7 million vs. 2nd qtr. 2004, but down $2 million vs. 1st qtr. 2005 9

Corrugated Packaging (Cont'd) Recycled Fiber Recycled fiber costs down $8/ton vs. 2nd qtr. 2004 and down $2/ton vs. 1st qtr. 2005 Energy Energy costs up $1 million vs. 2nd qtr. 2004, but down $5 million vs. 1st qtr. 2005 10

Corrugated Packaging Improvements 11 Business Improvements $17 million achieved in 2nd qtr. 2005 $31 million achieved YTD On target for 2005 goal of $57 million Ends Float Q2 2004 Operating Income 24 Market Related Factors (Box Pricing, Board Pricing, OCC) 0 0 17 Business Improvement (Volume, Mill & Converting Costs) 0 0 17 Q2 2005 Operating Income 58 Operating Income Reconciliation (Dollars in Millions)

Forest Products 2nd Qtr 2nd Qtr 1st Qtr 2005 2004 2005 $ 58 $ 65 $ 54 Operating income (millions) Lumber - Average price up $10 vs. 2nd qtr. 2004 and up $25 vs. 1st qtr. 2005 - Volume up 3% vs. 2nd qtr. 2004 and up 3% vs. 1st qtr. 2005 - Current prices flat compared with 2nd qtr. 2005 avg. price 12

Forest Products (Cont'd) Particleboard - Average price up $2 vs. 2nd qtr. 2004 and up $1 vs. 1st qtr. 2005 - Volume up 1% vs. 2nd qtr. 2004, but down 6% vs. 1st qtr. 2005 13 MDF - Average price down $10 vs. 2nd qtr. 2004 and down $14 vs. 1st qtr. 2005 - Volume down 18% vs. 2nd qtr. 2004 and down 16% vs. 1st qtr. 2005 - Sold Pembroke, Canada MDF operation in 2nd qtr. 2005

Forest Products (Cont'd) Gypsum - Average price up $12 vs. 2nd qtr. 2004 and up $6 vs. 1st qtr. 2005 - Volume up 7% vs. 2nd qtr. 2004 and up 2% vs. 1st qtr. 2005 High-Value Land Sales - $3 million from high-value land sales in 2nd qtr. 2005 vs. $6 million in 2nd qtr. 2004 and $4 million in 1st qtr. 2005 - Average sales price for 2nd qtr. 2005 approximately $6,100 per acre 14

Financial Services 2nd qtr. 2005 earnings down compared with 2nd qtr. 2004 Normalized credit loss provision Decline in earnings assets, principally mortgage- backed securities 2nd qtr. 2005 earnings up compared with 1st qtr. 2005 Lower net non-interest expense 2nd Qtr 2nd Qtr 1st Qtr 2005 2004 2005 $ 51 $ 59 $ 47 Operating income (millions) 15